UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2009
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On September 30, 2009, Onyx Pharmaceuticals Inc., or Onyx, and Bayer HealthCare Pharmaceuticals, or Bayer, announced results from a randomized, placebo-controlled Phase 2 trial sponsored by Northwestern University. The study, which evaluated Nexavar® (sorafenib) tablets in combination with the chemotherapeutic agent, paclitaxel, in patients with locally advanced or metastatic HER-2 negative breast cancer, demonstrated a positive trend towards improvement of progression-free survival in the treatment group (p-value=0.09). The safety and tolerability profile of the combination was consistent with the previous experience with each agent and no new toxicities were observed. A complete data analysis from this study is expected to be presented at an upcoming scientific meeting. Patients are continuing to be followed for a secondary endpoint of overall survival.
A copy of the press release, titled “Results Reported for Exploratory Phase 2 Study of Nexavar in Combination with Chemotherapeutic Agent Paclitaxel for Treatment of Advanced Breast Cancer” is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1	Press release, dated September 30, 2009, titled “Results Reported for Exploratory Phase 2 Study of Nexavar in Combination with Chemotherapeutic Agent Paclitaxel for Treatment of Advanced Breast Cancer”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2009	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer